NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR EACH FUND.* The individuals listed in the table below were elected as trustees for each fund. All trustees except Mr. Gupta served as trustees to the funds prior to the shareholder meeting.

       -------------------------------- ----------------- --------------- -----------------
       TRUSTEE                          FOR               WITHHELD        PERCENTAGE FOR
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       John J. Brennan                  703,628,748.58    12,219,079.61   98.3%
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       Charles D. Ellis                 701,582,887.98    14,264,940.21   98.0
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       Rajiv L. Gupta                   702,121,467.22    13,726,360.97   98.1
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       JoAnn Heffernan Heisen           703,152,866.06    12,694,962.13   98.2
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       Burton G. Malkiel                702,819,838.15    13,027,990.04   98.2
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       Alfred M. Rankin, Jr.            703,885,256.85    11,962,571.34   98.3
       -------------------------------- ----------------- --------------- -----------------
       -------------------------------- ----------------- --------------- -----------------
       J. Lawrence Wilson               703,209,689.15    12,638,139.04   98.2
       -------------------------------- ----------------- --------------- -----------------
       *Results are for all funds within the same trust.

o CHANGE EACH FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables each fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the funds to achieve greater diversification and to earn modestly higher returns on their cash reserves. The funds will need Securities and Exchange Commission approval before implementing this new cash management program.

       --------------------------- ----------------  --------------  -------------  --------------  ---------------
                                                                                    BROKER
       VANGUARD FUND               FOR               AGAINST         ABSTAIN        NON-VOTES       PERCENTAGE FOR
       --------------------------- ----------------  --------------  -------------  --------------  ---------------
       --------------------------- ----------------  --------------  -------------  --------------  ---------------
       Ohio Tax-Exempt Money
       Market                      333,930,196.51    28,547,519.09   13,952,775.22     609,765.00   88.6%
       --------------------------- ----------------  --------------  -------------  --------------  ---------------
       --------------------------- ----------------  --------------  -------------  --------------  ---------------
       Ohio Long-Term Tax-Exempt   269,703,870.55    26,543,486.76    8,825,587.42  33,734,627.64   79.6
       --------------------------- ----------------  --------------  -------------  --------------  ---------------

o CHANGE EACH FUND'S POLICY ON BORROWING MONEY. This change enables each fund to manage cash flows more efficiently and minimize administrative expenses.

       --------------------------- ----------------  --------------  -------------  --------------  ---------------
                                                                                    BROKER
       VANGUARD FUND               FOR               AGAINST         ABSTAIN        NON-VOTES       PERCENTAGE FOR
       --------------------------- ----------------  --------------  -------------  --------------  ---------------
       --------------------------- ----------------  --------------  -------------  --------------  ---------------
       Ohio Tax-Exempt Money
       Market                      333,636,929.25    27,137,319.55   15,656,242.02     609,765.00   88.5%
       --------------------------- ----------------  --------------  -------------  --------------  ---------------
       --------------------------- ----------------  --------------  -------------  --------------  ---------------
       Ohio Long-Term Tax-Exempt   265,728,840.34    28,221,179.15   11,122,925.24  33,734,627.64   78.4
       --------------------------- ----------------  --------------  -------------  --------------  ---------------